Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen California Dividend Advantage Municipal Fund
333-69035
811-09161

A special meeting of shareholders was held in the offices of Nuveen Investments on November 18,
2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the Fundamental Investment
Policies are as follows:

   To approve the elimination
of the fundamental policy
relating to commodities.
    Common and MuniPreferred shares voting
together as a class
     MuniPreferred shares voting
together as a class
To approve the elimination of the fundamental policies relating to investments in insured municipal securities.


   For
          11,237,581
                   1,027
   Against
               693,189
                      147
   Abstain
               394,135
                          7
   Broker Non-Votes
            3,382,253
                   3,247
      Total
          15,707,158
                   4,428



To approve the new fundamental policy relating to investments in insured municipal securities.


   For
          11,283,226
                      995
   Against
               614,486
                      174
   Abstain
               427,193
                        12
   Broker Non-Votes
            3,382,253
                   3,247
      Total
          15,707,158
                   4,428

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012582.